UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IRONCLAD PERFORMANCE WEAR CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	98-0434104
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2201 Park Place, Suite 101, El Segundo, CA	90245
(Address of Principal Executive Offices)	(Zip Code)

Ironclad Performance Wear Corporation 2006 Stock Incentive Plan

(Full title of the plan)

William Aisenberg, Chief Financial Officer

Ironclad Performance Wear Corporation

2201 Park Place, Suite 101

El Segundo, CA 90245

(Name and address of agent for service)

(310) 643-7800

(Telephone number, including area code, of agent for service)

Copies to:

Louis Wharton, Esq.

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $0.001 per share	5,000,000	$0.22	$1,100,000.00	$141.68
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on a per share price of $0.22, the average of the high and low reported sales prices of the Registrant's common stock on the OTC equity markets on July 7, 2014.

Explanatory Note

This Registration Statement on Form S-8 is filed by Ironclad Performance Wear Corporation, a Nevada corporation (the “Registrant”), relating to 5,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), issuable under the Ironclad Performance Wear Corporation 2006 Stock Incentive Plan, as amended (the “Plan”), which Common Stock is in addition to the 4,250,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on September 4, 2007 (Registration No. 333-145855), the 8,750,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on August 15, 2011 (Registration No. 333-176326), and the 3,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on June 12, 2013 (Registration No. 333-189258) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on March 18, 2014 and amended on March 18, 2014 (File No. 000-51365);
•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarterly period ended March 31, 2014, filed with the Commission on May 13, 2014 (File No. 000-51365);
•	The Registrant’s Current Report on Form 8-K, filed with the Commission on February 18, 2014 (File No. 000-51365);
•	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 7, 2014 (File No. 000-51365);
•	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 10, 2014 (File No. 000-51365);
•	The Registrant’s Current Report on Form 8-K (solely with the information filed (and not furnished) therein), filed with the Commission on May 8, 2014 (File No. 000-51365);
•	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 27, 2014 (File No. 000-51365);
•	The Registrant’s Current Report on Form 8-K (solely with the information filed (and not furnished) therein), filed with the Commission on June 17, 2014 (File No. 000-51365); and
•	The description of the Registrant’s common stock as set forth in its registration statement on Form SB-2 (File No. 333-135288) filed with the Commission on June 26, 2006, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, the following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit Title

4.1.1	Articles of Domestication of the Registrant. Incorporated by reference to Exhibit 3.1 to our Registration Statement on Form SB-2 (File No. 333-118808), filed September 3, 2004.
4.1.2	Certificate of Change effecting a forward stock split and increasing the number of authorized shares, filed May 9, 2006. Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K (File No. 000-51365), filed May 12, 2006.
4.1.3	Articles of Merger effecting a name change to the Registrant. Incorporated by reference to Exhibit 3.3 to our Current Report on Form 8-K (File No. 000-51365), filed May 12, 2006.
4.2	Amended and Restated Bylaws. Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K (File No. 000-51365), filed March 15, 2012.
4.3	Ironclad Performance Wear Corporation 2000 Stock Incentive Plan. Incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-8 (File No. 333-139210), filed December 8, 2006.
4.4	First Amendment to Ironclad Performance Wear Corporation 2000 Stock Incentive Plan. Incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-8 (File No. 333-139210), filed December 8, 2006.
4.5	Ironclad Performance Wear Corporation 2006 Stock Incentive Plan. Incorporated by reference to Exhibit 99.1 to our Registration Statement on Form S-8 (File No. 333-145855), filed September 4, 2007.
4.6	Amendment No. 1 to Ironclad Performance Wear Corporation 2006 Stock Incentive Plan. Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-51365), filed May 11, 2009.
4.7	Amendment No. 2 to Ironclad Performance Wear Corporation 2006 Stock Incentive Plan. Incorporated by reference to Appendix A to our Definitive Proxy Statement on Schedule 14A (File No. 000-51365), filed April 18, 2011.
4.8	Amendment No. 3 to Ironclad Performance Wear Corporation 2006 Stock Incentive Plan. Incorporated by reference to Appendix A to our Definitive Proxy Statement on Schedule 14A (File No. 000-51365), filed April 5, 2013.
4.9	Amendment No. 4 to Ironclad Performance Wear Corporation 2006 Stock Incentive Plan. Incorporated by reference to Appendix A to our Definitive Proxy Statement on Schedule 14A (File No. 000-51365), filed April 9, 2014.
5.1	Opinion of Legal Counsel.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Legal Counsel (included in Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on July 10, 2014.

IRONCLAD PERFORMANCE WEAR CORPORATION

(Registrant)

By: /s/ William Aisenberg

William Aisenberg

Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of William Aisenberg and Jeffrey Cordes as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeffrey Cordes Jeffrey Cordes	Chief Executive Officer and Director (Principal Executive Officer)	July 10, 2014
/s/ William Aisenberg William Aisenberg	Chief Financial Officer (Principal Financial & Accounting Officer)	July 10, 2014
/s/ R. D. Pete Bloomer R. D. Pete Bloomer	Director	July 10, 2014
/s/ Vane Clayton Vane Clayton	Director	July 10, 2014
/s/ Michael A. DiGregorio Michael A. DiGregorio	Director	July 10, 2014
/s/ Charles H. Giffen Charles H. Giffen	Director	July 10, 2014
/s/ David Jacobs David Jacobs	Director	July 10, 2014
/s/ Patrick O’Brien Patrick O’Brien	Director	July 10, 2014